Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)	July 8, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: July 28, 2010

•	Initial valuation date: July 23, 2010

•	Final valuation date: January 24, 2011

•	Maturity date: January 27, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	TBD	FWP-9	AKS	TBD	15.50%	70.0%	TBD	TBD	TBD	TBD	E-5732	06740PER3/ US06740PER38
Peabody Energy Corporation	TBD	FWP-11	BTU	TBD	11.00%	75.0%	TBD	TBD	TBD	TBD	E-5733	06740PES1/ US06740PES11
Bucyrus International, Inc.	TBD	FWP-13	BUCY	TBD	14.00%	70.0%	TBD	TBD	TBD	TBD	E-5734	06740PET9/ US06740PET93
The Blackstone Group L.P.	TBD	FWP-15	BX	TBD	9.50%	75.0%	TBD	TBD	TBD	TBD	E-5735	06740PEU6/ US06740PEU66
Chicago Bridge & Iron Company N.V.	TBD	FWP-17	CBI	TBD	11.50%	70.0%	TBD	TBD	TBD	TBD	E-5736	06740PEW2/ US06740PEW23
Chesapeake Energy Corporation	TBD	FWP-19	CHK	TBD	10.50%	80.0%	TBD	TBD	TBD	TBD	E-5737	06740PEX0/ US06740PEX06
Consol Energy Inc.	TBD	FWP-21	CNX	TBD	13.75%	70.0%	TBD	TBD	TBD	TBD	E-5738	06740PEY8/ US06740PEY88
Deere and Co.	TBD	FWP-23	DE	TBD	10.25%	80.0%	TBD	TBD	TBD	TBD	E-5739	06740PEZ5/ US06740PEZ53
Dell Inc.	TBD	FWP-25	DELL	TBD	10.00%	80.0%	TBD	TBD	TBD	TBD	E-5740	06740PFA9/ US06740PFA93
The Dow Chemical Company	TBD	FWP-27	DOW	TBD	10.50%	70.0%	TBD	TBD	TBD	TBD	E-5741	06740PFB7/ US06740PFB76
DryShips Inc.	TBD	FWP-29	DRYS	TBD	15.50%	70.0%	TBD	TBD	TBD	TBD	E-5742	06740PFC5/ US06740PFC59
Eldorado Gold Corporation	TBD	FWP-31	EGO	TBD	10.00%	75.0%	TBD	TBD	TBD	TBD	E-5743	06740PFD3/ US06740PFD33
Fifth Third Bancorp	TBD	FWP-33	FITB	TBD	12.00%	75.0%	TBD	TBD	TBD	TBD	E-5744	06740PFF8/ US06740PFF80
Corning Incorporated	TBD	FWP-35	GLW	TBD	8.75%	80.0%	TBD	TBD	TBD	TBD	E-5745	06740PFG6/ US06740PFG63
The Goodyear Tire & Rubber Company	TBD	FWP-37	GT	TBD	13.50%	70.0%	TBD	TBD	TBD	TBD	E-5746	06740PFH4/ US06740PFH47
Halliburton Company	TBD	FWP-39	HAL	TBD	10.60%	75.0%	TBD	TBD	TBD	TBD	E-5747	06740PFJ0/ US06740PFJ03
Harley-Davidson, Inc.	TBD	FWP-41	HOG	TBD	12.00%	75.0%	TBD	TBD	TBD	TBD	E-5748	06740PFK7/ US06740PFK75
Starwood Hotels & Resorts Worldwide, Inc.	TBD	FWP-43	HOT	TBD	10.75%	80.0%	TBD	TBD	TBD	TBD	E-5749	06740PFL5/ US06740PFL58
International Paper Co.	TBD	FWP-45	IP	TBD	11.75%	75.0%	TBD	TBD	TBD	TBD	E-5750	06740PFM3/ US06740PFM32
KeyCorp	TBD	FWP-47	KEY	TBD	11.00%	75.0%	TBD	TBD	TBD	TBD	E-5751	06740PFN1/ US06740PFN15
MetLife, Inc.	TBD	FWP-49	MET	TBD	10.25%	75.0%	TBD	TBD	TBD	TBD	E-5752	06740PFP6/ US06740PFP62
Morgan Stanley	TBD	FWP-51	MS	TBD	9.75%	80.0%	TBD	TBD	TBD	TBD	E-5753	06740PFQ4/ US06740PFQ46
Prudential Financial, Inc.	TBD	FWP-53	PRU	TBD	11.25%	75.0%	TBD	TBD	TBD	TBD	E-5754	06740PFR2/ US06740PFR29
Patterson-UTI Energy, Inc.	TBD	FWP-55	PTEN	TBD	11.00%	75.0%	TBD	TBD	TBD	TBD	E-5755	06740PFS0/ US06740PFS02
Research In Motion Limited	TBD	FWP-57	RIMM	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5756	06740PFT8/ US06740PFT84
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-59	SLB	TBD	9.50%	80.0%	TBD	TBD	TBD	TBD	E-5757	06740PFU5/ US06740PFU57
Terex Corporation	TBD	FWP-61	TEX	TBD	13.00%	70.0%	TBD	TBD	TBD	TBD	E-5758	06740PFV3/ US06740PFV31
Titanium Metals Corporation	TBD	FWP-63	TIE	TBD	14.00%	70.0%	TBD	TBD	TBD	TBD	E-5759	06740PFW1/ US06740PFW14
TRW Automotive Holdings Corp.	TBD	FWP-65	TRW	TBD	15.50%	70.0%	TBD	TBD	TBD	TBD	E-5760	06740PFX9/ US06740PFX96
Tesoro Corporation	TBD	FWP-67	TSO	TBD	10.25%	75.0%	TBD	TBD	TBD	TBD	E-5761	06740PFY7/ US06740PFY79
Textron Inc.	TBD	FWP-69	TXT	TBD	11.50%	75.0%	TBD	TBD	TBD	TBD	E-5762	06740PFZ4/ US06740PFZ45
UAL Corporation	TBD	FWP-71	UAUA	TBD	14.00%	65.0%	TBD	TBD	TBD	TBD	E-5763	06740PGA8/ US06740PGA84
USG Corporation	TBD	FWP-73	USG	TBD	14.00%	65.0%	TBD	TBD	TBD	TBD	E-5764	06740PGB6/ US06740PGB67
Valero Energy Corporation	TBD	FWP-75	VLO	TBD	10.25%	80.0%	TBD	TBD	TBD	TBD	E-5765	06740PGC4/ US06740PGC41
Whole Foods Market, Inc.	TBD	FWP-77	WFMI	TBD	10.25%	80.0%	TBD	TBD	TBD	TBD	E-5766	06740PGD2/ US06740PGD24
Weatherford International Ltd.	TBD	FWP-79	WFT	TBD	11.25%	75.0%	TBD	TBD	TBD	TBD	E-5767	06740PGE0/ US06740PGE07
Walter Energy, Inc.	TBD	FWP-81	WLT	TBD	11.65%	65.0%	TBD	TBD	TBD	TBD	E-5768	06740PGF7/ US06740PGF71
Zions Bancorporation	TBD	FWP-83	ZION	TBD	11.00%	70.0%	TBD	TBD	TBD	TBD	E-5769	06740PGH3/ US06740PGH38

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday,

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Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

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Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

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If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

As of December 31, 2009, the Company’s operations included approximately 6,500 employees.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
June 30, 2010	$25.12	$11.85	$11.92
July 6, 2010*	$12.33	$11.34	$11.52

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $11.52

Protection level: 70.00%

Protection price: $8.06

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.805556

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.74% per annum

Coupon amount monthly: $12.92

FWP-7

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.87%
+ 90%	7.75%		90.87%
+ 80%	7.75%		80.87%
+ 70%	7.75%		70.87%
+ 60%	7.75%		60.87%
+ 50%	7.75%		50.87%
+ 40%	7.75%		40.87%
+ 30%	7.75%		30.87%
+ 20%	7.75%		20.87%
+ 10%	7.75%		10.87%
+ 5%	7.75%		5.87%

0%	7.75%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.13%
- 10%	7.75%	-2.25%	-9.13%
- 20%	7.75%	-12.25%	-19.13%
- 30%	7.75%	-22.25%	-29.13%
- 40%	N/A	-32.25%	-39.13%
- 50%	N/A	-42.25%	-49.13%
- 60%	N/A	-52.25%	-59.13%
- 70%	N/A	-62.25%	-69.13%
- 80%	N/A	-72.25%	-79.13%
- 90%	N/A	-82.25%	-89.13%
- 100%	N/A	-92.25%	-99.13%

FWP-8

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. As of December 31, 2009, the Company sold coal to 345 electricity generating and industrial plants in 23 countries. For 2009, approximately 93% of the Company’s worldwide sales were under long-term coal supply agreements. As of December 31, 2009, the Company had 79 coal supply agreements with customers expiring at various times from 2010 to 2016.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
June 30, 2010	$50.25	$34.91	$39.13
July 6, 2010*	$41.63	$38.08	$40.26

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $40.26

Protection level: 75.00%

Protection price: $30.20

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.838549

Coupon: 11.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.67% per annum

Coupon amount monthly: $9.17

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.335%
+ 90%	5.50%		90.335%
+ 80%	5.50%		80.335%
+ 70%	5.50%		70.335%
+ 60%	5.50%		60.335%
+ 50%	5.50%		50.335%
+ 40%	5.50%		40.335%
+ 30%	5.50%		30.335%
+ 20%	5.50%		20.335%
+ 10%	5.50%		10.335%
+ 5%	5.50%		5.335%

0%	5.50%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.665%
- 10%	5.50%	-4.50%	-9.665%
- 20%	5.50%	-14.50%	-19.665%
- 30%	N/A	-24.50%	-29.665%
- 40%	N/A	-34.50%	-39.665%
- 50%	N/A	-44.50%	-49.665%
- 60%	N/A	-54.50%	-59.665%
- 70%	N/A	-64.50%	-69.665%
- 80%	N/A	-74.50%	-79.665%
- 90%	N/A	-84.50%	-89.665%
- 100%	N/A	-94.50%	-99.665%

FWP-10

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 001-00871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 30, 2010	$74.16	$45.05	$47.45
July 6, 2010*	$51.79	$46.14	$48.81

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $48.81

Protection level: 70.00%

Protection price: $34.17

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.487605

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.20% per annum

Coupon amount monthly: $11.67

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.10%
+ 90%	7.00%		90.10%
+ 80%	7.00%		80.10%
+ 70%	7.00%		70.10%
+ 60%	7.00%		60.10%
+ 50%	7.00%		50.10%
+ 40%	7.00%		40.10%
+ 30%	7.00%		30.10%
+ 20%	7.00%		20.10%
+ 10%	7.00%		10.10%
+ 5%	7.00%		5.10%

0%	7.00%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.90%
- 10%	7.00%	-3.00%	-9.90%
- 20%	7.00%	-13.00%	-19.90%
- 30%	7.00%	-23.00%	-29.90%
- 40%	N/A	-33.00%	-39.90%
- 50%	N/A	-43.00%	-49.90%
- 60%	N/A	-53.00%	-59.90%
- 70%	N/A	-63.00%	-69.90%
- 80%	N/A	-73.00%	-79.90%
- 90%	N/A	-83.00%	-89.90%
- 100%	N/A	-93.00%	-99.90%

FWP-12

The Blackstone Group L.P.

According to publicly available information, The Blackstone Group L.P. (the “Company”) is a manager of private capital and provider of financial advisory services. The Company is an independent manager of private capital with assets under management of $98.2 billion as of December 31, 2009. The Company’s alternative asset management businesses include the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles, and separately managed accounts and publicly-traded closed-end mutual funds.

The linked share’s SEC file number is 001-33551.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$38.00	$28.75	$29.27
September 28, 2007	$31.99	$21.30	$25.08
December 31, 2007	$29.75	$20.40	$22.13
March 31, 2008	$22.25	$13.40	$15.88
June 30, 2008	$20.97	$15.92	$18.21
September 30, 2008	$19.49	$14.00	$15.34
December 31, 2008	$15.95	$4.16	$6.53
March 31, 2009	$9.19	$3.55	$7.25
June 30, 2009	$14.44	$6.92	$10.54
September 30, 2009	$15.35	$8.54	$14.20
December 31, 2009	$17.22	$12.71	$13.12
March 31, 2010	$15.10	$12.03	$14.00
June 30, 2010	$15.48	$9.34	$9.56
July 6, 2010*	$9.59	$9.08	$9.20

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BX

Initial price: $9.20

Protection level: 75.00%

Protection price: $6.90

Physical delivery amount: 108($1,000/Initial price)

Fractional shares: 0.695652

Coupon: 9.50% per annum

Maturity: January 27, 2011

Dividend yield: 10.87% per annum

Coupon amount monthly: $7.92

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		105.435%
+ 90%	4.75%		95.435%
+ 80%	4.75%		85.435%
+ 70%	4.75%		75.435%
+ 60%	4.75%		65.435%
+ 50%	4.75%		55.435%
+ 40%	4.75%		45.435%
+ 30%	4.75%		35.435%
+ 20%	4.75%		25.435%
+ 10%	4.75%		15.435%
+ 5%	4.75%		10.435%

0%	4.75%		5.435%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	0.435%
- 10%	4.75%	-5.25%	-4.565%
- 20%	4.75%	-15.25%	-14.565%
- 30%	N/A	-25.25%	-24.565%
- 40%	N/A	-35.25%	-34.565%
- 50%	N/A	-45.25%	-44.565%
- 60%	N/A	-55.25%	-54.565%
- 70%	N/A	-65.25%	-64.565%
- 80%	N/A	-75.25%	-74.565%
- 90%	N/A	-85.25%	-84.565%
- 100%	N/A	-95.25%	-94.565%

FWP-14

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 16,000 employees worldwide. As of December 31, 2009, the Company executed more than 600 projects in over 70 countries for customers in a variety of industries.

Within its operating segments, the Company serves under four broad market sectors: Liquefied Natural Gas (“LNG”), Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offers services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
March 31, 2009	$13.88	$4.64	$6.27
June 30, 2009	$13.87	$5.95	$12.40
September 30, 2009	$18.94	$9.08	$18.68
December 31, 2009	$21.44	$17.00	$20.22
March 31, 2010	$25.00	$19.38	$23.26
June 30, 2010	$25.86	$16.64	$18.81
July 6, 2010*	$19.10	$17.87	$18.30

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $18.30

Protection level: 70.00%

Protection price: $12.81

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.644809

Coupon: 11.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-16

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 44,100 producing oil and natural gas wells that were producing approximately 2.4 billion cubic feet equivalent per day as of December 31, 2009, 93% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2009, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 31, 2010	$29.20	$22.10	$23.64
June 30, 2010	$25.55	$19.75	$20.95
July 6, 2010*	$21.21	$20.31	$20.54

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $20.54

Protection level: 80.00%

Protection price: $16.43

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.685492

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.46% per annum

Coupon amount monthly: $8.75

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.73%
+ 90%	5.25%		90.73%
+ 80%	5.25%		80.73%
+ 70%	5.25%		70.73%
+ 60%	5.25%		60.73%
+ 50%	5.25%		50.73%
+ 40%	5.25%		40.73%
+ 30%	5.25%		30.73%
+ 20%	5.25%		20.73%
+ 10%	5.25%		10.73%
+ 5%	5.25%		5.73%

0%	5.25%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.27%
- 10%	5.25%	-4.75%	-9.27%
- 20%	5.25%	-14.75%	-19.27%
- 30%	N/A	-24.75%	-29.27%
- 40%	N/A	-34.75%	-39.27%
- 50%	N/A	-44.75%	-49.27%
- 60%	N/A	-54.75%	-59.27%
- 70%	N/A	-64.75%	-69.27%
- 80%	N/A	-74.75%	-79.27%
- 90%	N/A	-84.75%	-89.27%
- 100%	N/A	-94.75%	-99.27%

FWP-18

Consol Energy Inc.

Consol Energy Inc. (the “Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2009, the Company produced high-Btu bituminous coal from 16 mining complexes in the United States. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
March 31, 2010	$57.93	$41.81	$42.66
June 30, 2010	$46.94	$32.52	$33.76
July 6, 2010*	$35.13	$32.58	$33.86

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $33.86

Protection level: 70.00%

Protection price: $23.70

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.533373

Coupon: 13.75% per annum

Maturity: January 27, 2011

Dividend yield: 1.18% per annum

Coupon amount monthly: $11.46

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.59%
+ 90%	6.875%		90.59%
+ 80%	6.875%		80.59%
+ 70%	6.875%		70.59%
+ 60%	6.875%		60.59%
+ 50%	6.875%		50.59%
+ 40%	6.875%		40.59%
+ 30%	6.875%		30.59%
+ 20%	6.875%		20.59%
+ 10%	6.875%		10.59%
+ 5%	6.875%		5.59%

0%	6.875%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.41%
- 10%	6.875%	-3.125%	-9.41%
- 20%	6.875%	-13.125%	-19.41%
- 30%	6.875%	-23.125%	-29.41%
- 40%	N/A	-33.125%	-39.41%
- 50%	N/A	-43.125%	-49.41%
- 60%	N/A	-53.125%	-59.41%
- 70%	N/A	-63.125%	-69.41%
- 80%	N/A	-73.125%	-79.41%
- 90%	N/A	-83.125%	-89.41%
- 100%	N/A	-93.125%	-99.41%

FWP-20

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 31, 2010	$62.08	$48.34	$59.46
June 30, 2010	$63.67	$52.77	$55.68
July 6, 2010*	$56.18	$53.69	$54.63

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $54.63

Protection level: 80.00%

Protection price: $43.70

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.304961

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 2.09% per annum

Coupon amount monthly: $8.54

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		101.045%
+ 90%	5.125%		91.045%
+ 80%	5.125%		81.045%
+ 70%	5.125%		71.045%
+ 60%	5.125%		61.045%
+ 50%	5.125%		51.045%
+ 40%	5.125%		41.045%
+ 30%	5.125%		31.045%
+ 20%	5.125%		21.045%
+ 10%	5.125%		11.045%
+ 5%	5.125%		6.045%

0%	5.125%		1.045%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-3.955%
- 10%	5.125%	-4.875%	-8.955%
- 20%	5.125%	-14.875%	-18.955%
- 30%	N/A	-24.875%	-28.955%
- 40%	N/A	-34.875%	-38.955%
- 50%	N/A	-44.875%	-48.955%
- 60%	N/A	-54.875%	-58.955%
- 70%	N/A	-64.875%	-68.955%
- 80%	N/A	-74.875%	-78.955%
- 90%	N/A	-84.875%	-88.955%
- 100%	N/A	-94.875%	-98.955%

FWP-22

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
December 31, 2009	$16.20	$12.74	$14.36
March 31, 2010	$15.25	$12.75	$15.01
June 30, 2010	$17.52	$12.00	$12.06
July 6, 2010*	$12.41	$11.73	$11.90

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $11.90

Protection level: 80.00%

Protection price: $9.52

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.033613

Coupon: 10.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-24

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. In April 1, 2009, the merger of Rohm and Haas Company with a subsidiary of the Company was completed, and Rohm and Haas became a wholly owned subsidiary of the Company.

The Company is a diversified chemical company that offers specialty chemical, advanced materials, agrosciences and plastics businesses that deliver a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, the Company had annual sales of $44.9 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe.

The linked share’s SEC file number is 1-3433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 31, 2009	$29.50	$23.15	$27.63
March 31, 2010	$31.65	$25.57	$29.57
June 30, 2010	$32.05	$23.42	$23.72
July 6, 2010*	$24.15	$22.43	$23.06

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $23.06

Protection level: 70.00%

Protection price: $16.14

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.365134

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 2.60% per annum

Coupon amount monthly: $8.75

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		101.30%
+ 90%	5.25%		91.30%
+ 80%	5.25%		81.30%
+ 70%	5.25%		71.30%
+ 60%	5.25%		61.30%
+ 50%	5.25%		51.30%
+ 40%	5.25%		41.30%
+ 30%	5.25%		31.30%
+ 20%	5.25%		21.30%
+ 10%	5.25%		11.30%
+ 5%	5.25%		6.30%

0%	5.25%		1.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.70%
- 10%	5.25%	-4.75%	-8.70%
- 20%	5.25%	-14.75%	-18.70%
- 30%	5.25%	-24.75%	-28.70%
- 40%	N/A	-34.75%	-38.70%
- 50%	N/A	-44.75%	-48.70%
- 60%	N/A	-54.75%	-58.70%
- 70%	N/A	-64.75%	-68.70%
- 80%	N/A	-74.75%	-78.70%
- 90%	N/A	-84.75%	-88.70%
- 100%	N/A	-94.75%	-98.70%

FWP-26

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty dyrbulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The Company has an expected date of delivery of four new advanced capability drillships by March of 2011.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 31, 2010	$6.95	$5.07	$5.84
June 30, 2010	$6.82	$3.57	$3.57
July 6, 2010*	$3.62	$3.28	$3.44

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $3.44

Protection level: 70.00%

Protection price: $2.41

Physical delivery amount: 290($1,000/Initial price)

Fractional shares: 0.697674

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

FWP-28

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corporation (the “Company”) is engaged in the production of, development of and exploration of gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008, the Company has two gold mines in production. The Company’s head office is located at Suite 1188-550 Burrard Street, Vancouver BC, Canada V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	$14.82	$10.58	$14.17
March 31, 2010	$15.40	$11.39	$12.08
June 30, 2010	$19.07	$12.20	$17.96
July 6, 2010*	$17.84	$16.01	$16.22

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $16.22

Protection level: 75.00%

Protection price: $12.17

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.652281

Coupon: 10.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.30% per annum

Coupon amount monthly: $8.33

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.15%
+ 90%	5.00%		90.15%
+ 80%	5.00%		80.15%
+ 70%	5.00%		70.15%
+ 60%	5.00%		60.15%
+ 50%	5.00%		50.15%
+ 40%	5.00%		40.15%
+ 30%	5.00%		30.15%
+ 20%	5.00%		20.15%
+ 10%	5.00%		10.15%
+ 5%	5.00%		5.15%

0%	5.00%		0.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.85%
- 10%	5.00%	-5.00%	-9.85%
- 20%	5.00%	-15.00%	-19.85%
- 30%	N/A	-25.00%	-29.85%
- 40%	N/A	-35.00%	-39.85%
- 50%	N/A	-45.00%	-49.85%
- 60%	N/A	-55.00%	-59.85%
- 70%	N/A	-65.00%	-69.85%
- 80%	N/A	-75.00%	-79.85%
- 90%	N/A	-85.00%	-89.85%
- 100%	N/A	-95.00%	-99.85%

FWP-30

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2009, the Company had $113 billion in assets, operated 16 affiliates with 1,309 full-service banking centers and 92 Bank Mart locations.

At December 31, 2009, the Company reported on four business segments: Commercial Banking, Branch Banking, Consumer Lending and Investment Advisors.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
March 31, 2010	$14.04	$9.82	$13.59
June 30, 2010	$15.95	$12.00	$12.29
July 6, 2010*	$12.53	$11.75	$12.04

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $12.04

Protection level: 75.00%

Protection price: $9.03

Physical delivery amount: 83($1,000/Initial price)

Fractional shares: 0.056478

Coupon: 12.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.33% per annum

Coupon amount monthly: $10.00

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.165%
+ 90%	6.00%		90.165%
+ 80%	6.00%		80.165%
+ 70%	6.00%		70.165%
+ 60%	6.00%		60.165%
+ 50%	6.00%		50.165%
+ 40%	6.00%		40.165%
+ 30%	6.00%		30.165%
+ 20%	6.00%		20.165%
+ 10%	6.00%		10.165%
+ 5%	6.00%		5.165%

0%	6.00%		0.165%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.835%
- 10%	6.00%	-4.00%	-9.835%
- 20%	6.00%	-14.00%	-19.835%
- 30%	N/A	-24.00%	-29.835%
- 40%	N/A	-34.00%	-39.835%
- 50%	N/A	-44.00%	-49.835%
- 60%	N/A	-54.00%	-59.835%
- 70%	N/A	-64.00%	-69.835%
- 80%	N/A	-74.00%	-79.835%
- 90%	N/A	-84.00%	-89.835%
- 100%	N/A	-94.00%	-99.835%

FWP-32

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences. As of December 31, 2009, the Company manufactures and processes products at more than 60 plants in 13 countries. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. The Display Technologies segment represented 45%, the Telecommunications segment represented 31%, the Environmental Technologies segment represented 11%, the Specialty Materials segment represented approximately 6% and the Life Sciences segment represented 7% of the Company’s sales for 2009.

The linked share’s SEC file number is 01-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
September 30, 2009	$17.13	$13.98	$15.31
December 31, 2009	$19.54	$14.14	$19.31
March 31, 2010	$20.84	$16.75	$20.21
June 30, 2010	$21.10	$15.51	$16.15
July 6, 2010*	$16.82	$15.68	$16.38

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $16.38

Protection level: 80.00%

Protection price: $13.10

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.050061

Coupon: 8.75% per annum

Maturity: January 27, 2011

Dividend yield: 1.22% per annum

Coupon amount monthly: $7.29

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		100.61%
+ 90%	4.375%		90.61%
+ 80%	4.375%		80.61%
+ 70%	4.375%		70.61%
+ 60%	4.375%		60.61%
+ 50%	4.375%		50.61%
+ 40%	4.375%		40.61%
+ 30%	4.375%		30.61%
+ 20%	4.375%		20.61%
+ 10%	4.375%		10.61%
+ 5%	4.375%		5.61%

0%	4.375%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-4.39%
- 10%	4.375%	-5.625%	-9.39%
- 20%	4.375%	-15.625%	-19.39%
- 30%	N/A	-25.625%	-29.39%
- 40%	N/A	-35.625%	-39.39%
- 50%	N/A	-45.625%	-49.39%
- 60%	N/A	-55.625%	-59.39%
- 70%	N/A	-65.625%	-69.39%
- 80%	N/A	-75.625%	-79.39%
- 90%	N/A	-85.625%	-89.39%
- 100%	N/A	-95.625%	-99.39%

FWP-34

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2009, the Company’s net sales were approximately $16.3 billion and it had a net loss in 2009 of $375 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,500 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 57 manufacturing facilities in 23 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 69,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
July 6, 2010*	$10.39	$9.66	$9.90

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $9.90

Protection level: 70.00%

Protection price: $6.93

Physical delivery amount: 101($1,000/Initial price)

Fractional shares: 0.010101

Coupon: 13.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-36

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 30, 2010	$35.22	$21.10	$24.55
July 6, 2010*	$26.93	$24.27	$26.46

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $26.46

Protection level: 75.00%

Protection price: $19.85

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.792895

Coupon: 10.60% per annum

Maturity: January 27, 2011

Dividend yield: 1.36% per annum

Coupon amount monthly: $8.83

FWP-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.30%		100.68%
+ 90%	5.30%		90.68%
+ 80%	5.30%		80.68%
+ 70%	5.30%		70.68%
+ 60%	5.30%		60.68%
+ 50%	5.30%		50.68%
+ 40%	5.30%		40.68%
+ 30%	5.30%		30.68%
+ 20%	5.30%		20.68%
+ 10%	5.30%		10.68%
+ 5%	5.30%		5.68%

0%	5.30%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.30%	0.30%	-4.32%
- 10%	5.30%	-4.70%	-9.32%
- 20%	5.30%	-14.70%	-19.32%
- 30%	N/A	-24.70%	-29.32%
- 40%	N/A	-34.70%	-39.32%
- 50%	N/A	-44.70%	-49.32%
- 60%	N/A	-54.70%	-59.32%
- 70%	N/A	-64.70%	-69.32%
- 80%	N/A	-74.70%	-79.32%
- 90%	N/A	-84.70%	-89.32%
- 100%	N/A	-94.70%	-99.32%

FWP-38

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. As of December 31, 2009, the Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 30, 2009	$25.56	$14.99	$23.00
December 31, 2009	$29.99	$20.76	$25.20
March 31, 2010	$28.98	$21.81	$28.07
June 30, 2010	$36.13	$22.00	$22.23
July 6, 2010*	$22.67	$21.26	$21.51

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $21.51

Protection level: 75.00%

Protection price: $16.13

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.490005

Coupon: 12.00% per annum

Maturity: January 27, 2011

Dividend yield: 1.86% per annum

Coupon amount monthly: $10.00

FWP-39

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.93%
+ 90%	6.00%		90.93%
+ 80%	6.00%		80.93%
+ 70%	6.00%		70.93%
+ 60%	6.00%		60.93%
+ 50%	6.00%		50.93%
+ 40%	6.00%		40.93%
+ 30%	6.00%		30.93%
+ 20%	6.00%		20.93%
+ 10%	6.00%		10.93%
+ 5%	6.00%		5.93%

0%	6.00%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.07%
- 10%	6.00%	-4.00%	-9.07%
- 20%	6.00%	-14.00%	-19.07%
- 30%	N/A	-24.00%	-29.07%
- 40%	N/A	-34.00%	-39.07%
- 50%	N/A	-44.00%	-49.07%
- 60%	N/A	-54.00%	-59.07%
- 70%	N/A	-64.00%	-69.07%
- 80%	N/A	-74.00%	-79.07%
- 90%	N/A	-84.00%	-89.07%
- 100%	N/A	-94.00%	-99.07%

FWP-40

Starwood Hotels & Resorts Worldwide, Inc.

According to publicly available information, Starwood Hotels & Resorts Worldwide, Inc., (the “Company”) is one of the world’s largest hotel and leisure companies that conducts its hotel and leisure business both directly and through its subsidiaries. The Company’s brand names include the following: St. Regis Hotels & Resorts; The Luxury Collection; W Hotels; Westin Hotels & Resorts; Le Méridien; Sheraton Hotels & Resorts; Four Points by Sheraton; Aloft; and Element.

Through its various brands the Company is well represented in most major markets around the world. The Company’s operations are grouped into two business segments, hotels and vacation ownership and residential operations. The Company’s revenue and earnings derived primarily from hotel operations, which include management and other fees earned from hotels the Company manages pursuant to management contracts, the receipt of franchise and other fees and the operation of its owned hotels.

The linked share’s SEC file number is: 1-7959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$37.69	$32.37	$37.51
December 31, 2004	$48.08	$37.33	$47.19
March 31, 2005	$49.65	$44.44	$48.50
June 30, 2005	$49.31	$41.61	$47.32
September 30, 2005	$52.00	$43.82	$46.19
December 30, 2005	$52.70	$44.51	$51.60
March 31, 2006	$55.35	$47.66	$54.73
June 30, 2006	$63.64	$52.41	$60.34
September 29, 2006	$61.85	$49.68	$57.19
December 29, 2006	$67.95	$56.23	$62.50
March 30, 2007	$69.65	$59.64	$64.85
June 29, 2007	$74.35	$65.98	$67.07
September 28, 2007	$75.45	$52.63	$60.75
December 31, 2007	$62.83	$42.78	$44.03
March 31, 2008	$55.99	$37.40	$51.75
June 30, 2008	$55.34	$39.11	$40.07
September 30, 2008	$43.25	$25.95	$28.14
December 31, 2008	$28.55	$10.98	$17.90
March 31, 2009	$23.78	$9.11	$12.70
June 30, 2009	$26.68	$12.26	$22.20
September 30, 2009	$34.78	$18.49	$33.03
December 31, 2009	$37.55	$27.67	$36.57
March 31, 2010	$47.52	$33.15	$46.64
June 30, 2010	$56.65	$41.28	$41.43
July 6, 2010*	$42.76	$39.60	$40.82

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOT

Initial price: $40.82

Protection level: 80.00%

Protection price: $32.66

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.497795

Coupon: 10.75% per annum

Maturity: January 27, 2011

Dividend yield: 0.49% per annum

Coupon amount monthly: $8.96

FWP-41

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.25%
+ 90%	5.375%		90.25%
+ 80%	5.375%		80.25%
+ 70%	5.375%		70.25%
+ 60%	5.375%		60.25%
+ 50%	5.375%		50.25%
+ 40%	5.375%		40.25%
+ 30%	5.375%		30.25%
+ 20%	5.375%		20.25%
+ 10%	5.375%		10.25%
+ 5%	5.375%		5.25%

0%	5.375%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.75%
- 10%	5.375%	-4.625%	-9.75%
- 20%	5.375%	-14.625%	-19.75%
- 30%	N/A	-24.625%	-29.75%
- 40%	N/A	-34.625%	-39.75%
- 50%	N/A	-44.625%	-49.75%
- 60%	N/A	-54.625%	-59.75%
- 70%	N/A	-64.625%	-69.75%
- 80%	N/A	-74.625%	-79.75%
- 90%	N/A	-84.625%	-89.75%
- 100%	N/A	-94.625%	-99.75%

FWP-42

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
December 31, 2009	$27.78	$20.62	$26.78
March 31, 2010	$28.61	$21.66	$24.61
June 30, 2010	$29.25	$20.50	$22.63
July 6, 2010*	$23.33	$21.96	$22.33

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $22.33

Protection level: 75.00%

Protection price: $16.75

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.782803

Coupon: 11.75% per annum

Maturity: January 27, 2011

Dividend yield: 0.90% per annum

Coupon amount monthly: $9.79

FWP-43

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.45%
+ 90%	5.875%		90.45%
+ 80%	5.875%		80.45%
+ 70%	5.875%		70.45%
+ 60%	5.875%		60.45%
+ 50%	5.875%		50.45%
+ 40%	5.875%		40.45%
+ 30%	5.875%		30.45%
+ 20%	5.875%		20.45%
+ 10%	5.875%		10.45%
+ 5%	5.875%		5.45%

0%	5.875%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.55%
- 10%	5.875%	-4.125%	-9.55%
- 20%	5.875%	-14.125%	-19.55%
- 30%	N/A	-24.125%	-29.55%
- 40%	N/A	-34.125%	-39.55%
- 50%	N/A	-44.125%	-49.55%
- 60%	N/A	-54.125%	-59.55%
- 70%	N/A	-64.125%	-69.55%
- 80%	N/A	-74.125%	-79.55%
- 90%	N/A	-84.125%	-89.55%
- 100%	N/A	-94.125%	-99.55%

FWP-44

KeyCorp

According to publicly available information, KeyCorp (the “Company”) is headquartered in Cleveland, Ohio and it is a bank holding company and a financial holding company. The Company has consolidated total assets of $93.3 billion at December 31, 2009. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

As of December 31, 2009, the Company employed approximately 16,698 full-time employees.

The linked share’s SEC file number is 001-11302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
March 31, 2010	$8.18	$5.65	$7.75
June 30, 2010	$9.84	$7.18	$7.69
July 6, 2010*	$7.77	$7.14	$7.41

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $7.41

Protection level: 75.00%

Protection price: $5.56

Physical delivery amount: 134($1,000/Initial price)

Fractional shares: 0.952767

Coupon: 11.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.54% per annum

Coupon amount monthly: $9.17

FWP-45

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.27%
+ 90%	5.50%		90.27%
+ 80%	5.50%		80.27%
+ 70%	5.50%		70.27%
+ 60%	5.50%		60.27%
+ 50%	5.50%		50.27%
+ 40%	5.50%		40.27%
+ 30%	5.50%		30.27%
+ 20%	5.50%		20.27%
+ 10%	5.50%		10.27%
+ 5%	5.50%		5.27%

0%	5.50%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.73%
- 10%	5.50%	-4.50%	-9.73%
- 20%	5.50%	-14.50%	-19.73%
- 30%	N/A	-24.50%	-29.73%
- 40%	N/A	-34.50%	-39.73%
- 50%	N/A	-44.50%	-49.73%
- 60%	N/A	-54.50%	-59.73%
- 70%	N/A	-64.50%	-69.73%
- 80%	N/A	-74.50%	-79.73%
- 90%	N/A	-84.50%	-89.73%
- 100%	N/A	-94.50%	-99.73%

FWP-46

MetLife, Inc

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 30, 2010	$47.75	$36.70	$37.76
July 6, 2010*	$38.12	$36.22	$37.34

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $37.34

Protection level: 75.00%

Protection price: $28.01

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.780932

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.98% per annum

Coupon amount monthly: $8.54

FWP-47

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.99%
+ 90%	5.125%		90.99%
+ 80%	5.125%		80.99%
+ 70%	5.125%		70.99%
+ 60%	5.125%		60.99%
+ 50%	5.125%		50.99%
+ 40%	5.125%		40.99%
+ 30%	5.125%		30.99%
+ 20%	5.125%		20.99%
+ 10%	5.125%		10.99%
+ 5%	5.125%		5.99%

0%	5.125%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-4.01%
- 10%	5.125%	-4.88%	-9.01%
- 20%	5.125%	-14.88%	-19.01%
- 30%	N/A	-24.88%	-29.01%
- 40%	N/A	-34.88%	-39.01%
- 50%	N/A	-44.88%	-49.01%
- 60%	N/A	-54.88%	-59.01%
- 70%	N/A	-64.88%	-69.01%
- 80%	N/A	-74.88%	-79.01%
- 90%	N/A	-84.88%	-89.01%
- 100%	N/A	-94.88%	-99.01%

FWP-48

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At December 31, 2009, the Company had 61,388 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
March 31, 2010	$33.26	$26.16	$29.29
June 30, 2010	$32.28	$23.14	$23.21
July 6, 2010*	$23.41	$22.40	$22.97

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $22.97

Protection level: 80.00%

Protection price: $18.38

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.535046

Coupon: 9.75% per annum

Maturity: January 27, 2011

Dividend yield: 0.87% per annum

Coupon amount monthly: $8.13

FWP-49

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.44%
+ 90%	4.875%		90.44%
+ 80%	4.875%		80.44%
+ 70%	4.875%		70.44%
+ 60%	4.875%		60.44%
+ 50%	4.875%		50.44%
+ 40%	4.875%		40.44%
+ 30%	4.875%		30.44%
+ 20%	4.875%		20.44%
+ 10%	4.875%		10.44%
+ 5%	4.875%		5.44%

0%	4.875%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.13%	-4.56%
- 10%	4.875%	-5.13%	-9.56%
- 20%	4.875%	-15.13%	-19.56%
- 30%	N/A	-25.13%	-29.56%
- 40%	N/A	-35.13%	-39.56%
- 50%	N/A	-45.13%	-49.56%
- 60%	N/A	-55.13%	-59.56%
- 70%	N/A	-65.13%	-69.56%
- 80%	N/A	-75.13%	-79.56%
- 90%	N/A	-85.13%	-89.56%
- 100%	N/A	-95.13%	-99.56%

FWP-50

Prudential Financial Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 31, 2010	$60.52	$46.35	$60.50
June 30, 2010	$66.80	$52.42	$53.66
July 6, 2010*	$55.91	$51.29	$54.37

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $54.37

Protection level: 75.00%

Protection price: $40.78

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.392496

Coupon: 11.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.29% per annum

Coupon amount monthly: $9.38

FWP-51

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.65%
+ 90%	5.625%		90.65%
+ 80%	5.625%		80.65%
+ 70%	5.625%		70.65%
+ 60%	5.625%		60.65%
+ 50%	5.625%		50.65%
+ 40%	5.625%		40.65%
+ 30%	5.625%		30.65%
+ 20%	5.625%		20.65%
+ 10%	5.625%		10.65%
+ 5%	5.625%		5.65%

0%	5.625%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.63%	-4.35%
- 10%	5.625%	-4.38%	-9.35%
- 20%	5.625%	-14.38%	-19.35%
- 30%	N/A	-24.38%	-29.35%
- 40%	N/A	-34.38%	-39.35%
- 50%	N/A	-44.38%	-49.35%
- 60%	N/A	-54.38%	-59.35%
- 70%	N/A	-64.38%	-69.35%
- 80%	N/A	-74.38%	-79.35%
- 90%	N/A	-84.38%	-89.35%
- 100%	N/A	-94.38%	-99.35%

FWP-52

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (the “Company”) is an operator of land-based drilling rigs in North America. The Company was formed in 1978 and reincorporated in 1993 as a Delaware corporation. The Company’s contract drilling business operates primarily in: Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Western Canada (Alberta, British Columbia and Saskatchewan).

As of December 31, 2009, the Company had a drilling fleet that consisted of 341 marketable land-based drilling rigs. The Company also has an inventory of drilling rig components and equipment which may be used in the activation of additional drilling rigs or as replacement parts for marketable rigs.

The Company provides pressure pumping services to oil and natural gas operators primarily in the Appalachian Basin. The Company is also engaged in the development, exploration, acquisition and production of oil and natural gas. Its oil and natural gas operations are focused primarily in producing regions of West and South Texas, Southeastern New Mexico, Utah and Mississippi.

The linked share’s SEC file number is 0-22664.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.88	$15.69	$19.07
December 31, 2004	$20.45	$17.85	$19.45
March 31, 2005	$26.66	$17.15	$25.02
June 30, 2005	$29.33	$22.39	$27.83
September 30, 2005	$36.78	$27.79	$36.08
December 30, 2005	$36.72	$28.46	$32.95
March 31, 2006	$38.48	$25.61	$31.96
June 30, 2006	$35.65	$25.24	$28.31
September 29, 2006	$29.11	$21.85	$23.76
December 29, 2006	$28.21	$20.83	$23.23
March 30, 2007	$24.89	$21.13	$22.44
June 29, 2007	$27.66	$22.18	$26.21
September 28, 2007	$26.48	$20.80	$22.57
December 31, 2007	$23.21	$18.44	$19.52
March 31, 2008	$26.38	$17.40	$26.18
June 30, 2008	$36.39	$25.71	$36.04
September 30, 2008	$37.45	$17.85	$20.02
December 31, 2008	$19.64	$8.65	$11.51
March 31, 2009	$13.50	$7.49	$8.96
June 30, 2009	$15.94	$8.56	$12.86
September 30, 2009	$15.98	$11.38	$15.10
December 31, 2009	$18.07	$14.20	$15.35
March 31, 2010	$18.67	$13.19	$13.97
June 30, 2010	$16.15	$11.86	$12.87
July 6, 2010*	$14.43	$12.52	$13.73

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PTEN

Initial price: $13.73

Protection level: 75.00%

Protection price: $10.30

Physical delivery amount: 72($1,000/Initial price)

Fractional shares: 0.833212

Coupon: 11.00% per annum

Maturity: January 27, 2011

Dividend yield: 1.46% per annum

Coupon amount monthly: $9.17

FWP-53

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.73%
+ 90%	5.50%		90.73%
+ 80%	5.50%		80.73%
+ 70%	5.50%		70.73%
+ 60%	5.50%		60.73%
+ 50%	5.50%		50.73%
+ 40%	5.50%		40.73%
+ 30%	5.50%		30.73%
+ 20%	5.50%		20.73%
+ 10%	5.50%		10.73%
+ 5%	5.50%		5.73%

0%	5.50%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.27%
- 10%	5.50%	-4.50%	-9.27%
- 20%	5.50%	-14.50%	-19.27%
- 30%	N/A	-24.50%	-29.27%
- 40%	N/A	-34.50%	-39.27%
- 50%	N/A	-44.50%	-49.27%
- 60%	N/A	-54.50%	-59.27%
- 70%	N/A	-64.50%	-69.27%
- 80%	N/A	-74.50%	-79.27%
- 90%	N/A	-84.50%	-89.27%
- 100%	N/A	-94.50%	-99.27%

FWP-54

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

As of April 1, 2010, the Company’s subscriber base increased to over 41 million users from approximately 25 million in the previous year.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 31, 2009	$71.60	$54.31	$67.54
March 31, 2010	$76.95	$60.40	$73.95
June 30, 2010	$74.93	$49.13	$49.26
July 6, 2010*	$49.77	$47.42	$47.90

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $47.90

Protection level: 75.00%

Protection price: $35.93

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.876827

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-55

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

FWP-56

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2009, the Company employed approximately 77,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
March 31, 2010	$72.00	$59.43	$63.46
June 30, 2010	$73.99	$51.67	$55.34
July 6, 2010*	$56.73	$53.61	$55.54

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $55.54

Protection level: 80.00%

Protection price: $44.43

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.005041

Coupon: 9.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.51% per annum

Coupon amount monthly: $7.92

FWP-57

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.76%
+ 90%	4.75%		90.76%
+ 80%	4.75%		80.76%
+ 70%	4.75%		70.76%
+ 60%	4.75%		60.76%
+ 50%	4.75%		50.76%
+ 40%	4.75%		40.76%
+ 30%	4.75%		30.76%
+ 20%	4.75%		20.76%
+ 10%	4.75%		10.76%
+ 5%	4.75%		5.76%

0%	4.75%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.24%
- 10%	4.75%	-5.25%	-9.24%
- 20%	4.75%	-15.25%	-19.24%
- 30%	N/A	-25.25%	-29.24%
- 40%	N/A	-35.25%	-39.24%
- 50%	N/A	-45.25%	-49.24%
- 60%	N/A	-55.25%	-59.24%
- 70%	N/A	-65.25%	-69.24%
- 80%	N/A	-75.25%	-79.24%
- 90%	N/A	-85.25%	-89.24%
- 100%	N/A	-95.25%	-99.24%

FWP-58

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2009, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
March 31, 2010	$23.89	$17.33	$22.71
June 30, 2010	$28.70	$18.57	$18.74
July 6, 2010*	$18.94	$17.22	$17.30

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $17.30

Protection level: 70.00%

Protection price: $12.11

Physical delivery amount: 57($1,000/Initial price)

Fractional shares: 0.803468

Coupon: 13.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-59

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

FWP-60

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 30, 2010	$21.29	$13.80	$17.59
July 6, 2010*	$18.15	$16.87	$17.60

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $17.60

Protection level: 70.00%

Protection price: $12.32

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.818182

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-61

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-62

TRW Automotive Holdings Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2009 sales, approximately 58% were in Europe, 25% were in North America, 12 % are in Asia, and 5% are in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
March 31, 2010	$30.04	$21.30	$28.58
June 30, 2010	$35.34	$24.62	$27.57
July 6, 2010*	$28.13	$26.20	$26.62

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $26.62

Protection level: 70.00%

Protection price: $18.63

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.565740

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

FWP-64

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. As of December 31, 2009, the Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 886 branded retail stations in 15 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
December 31, 2009	$16.92	$12.27	$13.55
March 31, 2010	$15.33	$11.49	$13.90
June 30, 2010	$14.43	$10.76	$11.67
July 6, 2010*	$11.64	$10.40	$10.54

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $10.54

Protection level: 75.00%

Protection price: $7.91

Physical delivery amount: 94($1,000/Initial price)

Fractional shares: 0.876660

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.42% per annum

Coupon amount monthly: $8.54

FWP-65

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.71%
+ 90%	5.125%		90.71%
+ 80%	5.125%		80.71%
+ 70%	5.125%		70.71%
+ 60%	5.125%		60.71%
+ 50%	5.125%		50.71%
+ 40%	5.125%		40.71%
+ 30%	5.125%		30.71%
+ 20%	5.125%		20.71%
+ 10%	5.125%		10.71%
+ 5%	5.125%		5.71%

0%	5.125%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-4.29%
- 10%	5.125%	-4.88%	-9.29%
- 20%	5.125%	-14.88%	-19.29%
- 30%	N/A	-24.88%	-29.29%
- 40%	N/A	-34.88%	-39.29%
- 50%	N/A	-44.88%	-49.29%
- 60%	N/A	-54.88%	-59.29%
- 70%	N/A	-64.88%	-69.29%
- 80%	N/A	-74.88%	-79.29%
- 90%	N/A	-84.88%	-89.29%
- 100%	N/A	-94.88%	-99.29%

FWP-66

Textron Inc.

According to publicly available information, Textron Inc. (the “Company”) is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services around the world. The Company was founded in 1923 and, as of December 31, 2009, has 32,000 employees worldwide. The Company conducts its business through five operating segments: Cessna (general aviation company), Bell (supplier of helicopters, tiltrotor aircraft and related spareparts and services), Textron Systems (supplier to the defense, aerospace and general aviation markets), and Industrial, which represents its manufacturing businesses, and Finance, which represents its finance business.

The linked share’s SEC file number is 001-5480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.06	$28.58	$32.14
December 31, 2004	$37.46	$31.09	$36.90
March 31, 2005	$40.36	$34.23	$37.31
June 30, 2005	$39.32	$34.80	$37.93
September 30, 2005	$39.50	$32.60	$35.86
December 30, 2005	$40.00	$34.41	$38.49
March 31, 2006	$47.50	$37.76	$46.70
June 30, 2006	$49.47	$41.12	$46.09
September 29, 2006	$46.82	$40.23	$43.75
December 29, 2006	$49.25	$43.22	$46.89
March 30, 2007	$49.40	$43.60	$44.90
June 29, 2007	$57.08	$44.86	$55.06
September 28, 2007	$63.36	$48.61	$62.21
December 31, 2007	$74.40	$61.96	$71.30
March 31, 2008	$69.48	$47.85	$55.42
June 30, 2008	$64.78	$47.03	$47.93
September 30, 2008	$49.74	$26.46	$29.28
December 31, 2008	$29.16	$10.28	$13.87
March 31, 2009	$16.52	$3.57	$5.74
June 30, 2009	$14.37	$5.42	$9.66
September 30, 2009	$20.98	$8.52	$18.98
December 31, 2009	$21.00	$17.39	$18.81
March 31, 2010	$23.46	$17.96	$21.23
June 30, 2010	$25.30	$16.65	$16.97
July 6, 2010*	$17.00	$15.88	$16.28

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXT

Initial price: $16.28

Protection level: 75.00%

Protection price: $12.21

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.425061

Coupon: 11.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.49% per annum

Coupon amount monthly: $9.58

FWP-67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.25%
+ 90%	5.75%		90.25%
+ 80%	5.75%		80.25%
+ 70%	5.75%		70.25%
+ 60%	5.75%		60.25%
+ 50%	5.75%		50.25%
+ 40%	5.75%		40.25%
+ 30%	5.75%		30.25%
+ 20%	5.75%		20.25%
+ 10%	5.75%		10.25%
+ 5%	5.75%		5.25%

0%	5.75%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.75%
- 10%	5.75%	-4.25%	-9.75%
- 20%	5.75%	-14.25%	-19.75%
- 30%	N/A	-24.25%	-29.75%
- 40%	N/A	-34.25%	-39.75%
- 50%	N/A	-44.25%	-49.75%
- 60%	N/A	-54.25%	-59.75%
- 70%	N/A	-64.25%	-69.75%
- 80%	N/A	-74.25%	-79.75%
- 90%	N/A	-84.25%	-89.75%
- 100%	N/A	-94.25%	-99.75%

FWP-68

UAL Corporation

According to publicly available information, UAL Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,300 flights a day to more than 230 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles and Washington, D.C., based on its annual flight schedule as of January 1, 2010.

The linked share’s SEC file number is 001-06033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
March 30, 2007	$51.56	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.45	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.76	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
March 31, 2010	$20.59	$12.14	$19.55
June 30, 2010	$24.58	$16.39	$20.56
July 6, 2010*	$21.49	$18.43	$18.64

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $18.64

Protection level: 65.00%

Protection price: $12.12

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.648069

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-69

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-70

USG Corporation

According to publicly available information, USG Corporation (the “Company”) through its subsidiaries is a leading manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the Company’s net sales of each accounted for approximately 47%, 35% and 18%, respectively.

The linked share’s SEC file number is 001-08864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 30, 2010	$25.59	$12.01	$12.08
July 6, 2010*	$12.45	$11.58	$11.65

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $11.65

Protection level: 65.00%

Protection price: $7.57

Physical delivery amount: 85($1,000/Initial price)

Fractional shares: 0.836910

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-72

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 15 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba, as of January 31, 2010.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 31, 2009	$21.47	$15.76	$16.75
March 31, 2010	$20.98	$17.12	$19.70
June 30, 2010	$21.49	$16.25	$17.98
July 6, 2010*	$18.10	$16.70	$16.85

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $16.85

Protection level: 80.00%

Protection price: $13.48

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.347181

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 2.37% per annum

Coupon amount monthly: $8.54

FWP-73

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		101.19%
+ 90%	5.125%		91.19%
+ 80%	5.125%		81.19%
+ 70%	5.125%		71.19%
+ 60%	5.125%		61.19%
+ 50%	5.125%		51.19%
+ 40%	5.125%		41.19%
+ 30%	5.125%		31.19%
+ 20%	5.125%		21.19%
+ 10%	5.125%		11.19%
+ 5%	5.125%		6.19%

0%	5.125%		1.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-3.81%
- 10%	5.125%	-4.88%	-8.81%
- 20%	5.125%	-14.88%	-18.81%
- 30%	N/A	-24.88%	-28.81%
- 40%	N/A	-34.88%	-38.81%
- 50%	N/A	-44.88%	-48.81%
- 60%	N/A	-54.88%	-58.81%
- 70%	N/A	-64.88%	-68.81%
- 80%	N/A	-74.88%	-78.81%
- 90%	N/A	-84.88%	-88.81%
- 100%	N/A	-94.88%	-98.81%

FWP-74

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
March 31, 2010	$37.05	$26.89	$36.15
June 30, 2010	$43.18	$35.70	$36.02
July 6, 2010*	$35.99	$33.96	$34.19

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $34.19

Protection level: 80.00%

Protection price: $27.35

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.248318

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

FWP-75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-5.00%
- 10%	5.125%	-4.88%	-10.00%
- 20%	5.125%	-14.88%	-20.00%
- 30%	N/A	-24.88%	-30.00%
- 40%	N/A	-34.88%	-40.00%
- 50%	N/A	-44.88%	-50.00%
- 60%	N/A	-54.88%	-60.00%
- 70%	N/A	-64.88%	-70.00%
- 80%	N/A	-74.88%	-80.00%
- 90%	N/A	-84.88%	-90.00%
- 100%	N/A	-94.88%	-100.00%

FWP-76

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and there Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, we finalized the divestiture of our oil and gas development and production business. At December 31, 2009, the Company employed approximately 52,000 employees.

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
December 31, 2009	$20.92	$15.43	$17.91
March 31, 2010	$20.84	$14.63	$15.86
June 30, 2010	$18.74	$12.35	$13.14
July 6, 2010*	$13.68	$12.69	$13.28

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $13.28

Protection level: 75.00%

Protection price: $9.96

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.301205

Coupon: 11.25% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

FWP-77

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.63%	-5.00%
- 10%	5.625%	-4.38%	-10.00%
- 20%	5.625%	-14.38%	-20.00%
- 30%	N/A	-24.38%	-30.00%
- 40%	N/A	-34.38%	-40.00%
- 50%	N/A	-44.38%	-50.00%
- 60%	N/A	-54.38%	-60.00%
- 70%	N/A	-64.38%	-70.00%
- 80%	N/A	-74.38%	-80.00%
- 90%	N/A	-84.38%	-90.00%
- 100%	N/A	-94.38%	-100.00%

FWP-78

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, metallurgical coke and other related products.

As of December 31, 2009, the Company and its subsidiaries employed approximately 2,100 people, of whom approximately 1,300 were hourly workers and 800 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
June 30, 2010	$99.40	$60.31	$60.85
July 6, 2010*	$65.60	$57.64	$61.27

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $61.27

Protection level: 65.00%

Protection price: $39.83

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.321201

Coupon: 11.65% per annum

Maturity: January 27, 2011

Dividend yield: 0.69% per annum

Coupon amount monthly: $9.71

FWP-79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.825%		100.35%
+ 90%	5.825%		90.35%
+ 80%	5.825%		80.35%
+ 70%	5.825%		70.35%
+ 60%	5.825%		60.35%
+ 50%	5.825%		50.35%
+ 40%	5.825%		40.35%
+ 30%	5.825%		30.35%
+ 20%	5.825%		20.35%
+ 10%	5.825%		10.35%
+ 5%	5.825%		5.35%

0%	5.825%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.825%	0.83%	-4.65%
- 10%	5.825%	-4.18%	-9.65%
- 20%	5.825%	-14.18%	-19.65%
- 30%	5.825%	-24.18%	-29.65%
- 40%	N/A	-34.18%	-39.65%
- 50%	N/A	-44.18%	-49.65%
- 60%	N/A	-54.18%	-59.65%
- 70%	N/A	-64.18%	-69.65%
- 80%	N/A	-74.18%	-79.65%
- 90%	N/A	-84.18%	-89.65%
- 100%	N/A	-94.18%	-99.65%

FWP-80

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by continuously strengthening its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour Automated Teller Machine (“ATM”) access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc. (“Contango”), and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and is also a leader in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company is a leader in municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company’s NetDeposit subsidiary is a leader in the provision of check imaging and clearing software.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
June 30, 2010	$30.20	$21.23	$21.57
July 6, 2010*	$22.09	$20.42	$20.88

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $20.88

Protection level: 70.00%

Protection price: $14.62

Physical delivery amount: 47($1,000/Initial price)

Fractional shares: 0.892720

Coupon: 11.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.19% per annum

Coupon amount monthly: $9.17

FWP-81

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.10%
+ 90%	5.50%		90.10%
+ 80%	5.50%		80.10%
+ 70%	5.50%		70.10%
+ 60%	5.50%		60.10%
+ 50%	5.50%		50.10%
+ 40%	5.50%		40.10%
+ 30%	5.50%		30.10%
+ 20%	5.50%		20.10%
+ 10%	5.50%		10.10%
+ 5%	5.50%		5.10%

0%	5.50%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.90%
- 10%	5.50%	-4.50%	-9.90%
- 20%	5.50%	-14.50%	-19.90%
- 30%	5.50%	-24.50%	-29.90%
- 40%	N/A	-34.50%	-39.90%
- 50%	N/A	-44.50%	-49.90%
- 60%	N/A	-54.50%	-59.90%
- 70%	N/A	-64.50%	-69.90%
- 80%	N/A	-74.50%	-79.90%
- 90%	N/A	-84.50%	-89.90%
- 100%	N/A	-94.50%	-99.90%

FWP-82